==============================================================================






                              SUREBEAM CORPORATION
                            (a Delaware corporation)
                    6,700,000 Shares of Class A Common Stock




                               PURCHASE AGREEMENT











Dated:  February -, 2001


==============================================================================

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
SECTION 1.  Representations and Warranties.......................................................3

         (a)      REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND TITAN .......................3
                  (i)      Compliance with Registration Requirements.............................3
                  (ii)     Independent Accountants...............................................4
                  (iii)    Financial Statements..................................................4
                  (iv)     No Material Adverse Change in Business................................4
                  (v)      Good Standing of the Company and Titan................................5
                  (vi)     Good Standing of Subsidiaries.........................................5
                  (vii)    Capitalization........................................................5
                  (viii)   Authorization of Agreement............................................5
                  (ix)     Authorization and Description of Securities...........................6
                  (x)      Absence of Defaults and Conflicts ....................................6
                  (xi)     Absence of Labor Dispute..............................................6
                  (xii)    Absence of Proceedings................................................7
                  (xiii)   Accuracy of Exhibits..................................................7
                  (xiv)    Possession of Intellectual Property...................................7
                  (xv)     Absence of Further Requirements.......................................7
                  (xvi)    Possession of Licenses and Permits....................................8
                  (xvii)   Title to Property.....................................................8
                  (xviii)  Investment Company Act................................................8
                  (xix)    Environmental Laws....................................................8
                  (xx)     Registration Rights...................................................9
                  (xxi)    Intercompany Agreements...............................................9
                  (xxii)   Intercompany Contribution.............................................9
         (b)      OFFICERS' CERTIFICATES........................................................10

SECTION 2.  Sale and Delivery to Underwriters; Closing..........................................10

         (a)      INITIAL SECURITIES............................................................10
         (b)      OPTION SECURITIES.............................................................10
         (c)      PAYMENT.......................................................................10
         (d)      DENOMINATIONS; REGISTRATION...................................................11

SECTION 3.  Covenants of the Company and Titan..................................................11

         (a)      COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS................11
         (b)      FILING OF AMENDMENTS..........................................................12
         (c)      DELIVERY OF REGISTRATION STATEMENTS...........................................12
         (d)      DELIVERY OF PROSPECTUSES......................................................12
         (e)      CONTINUED COMPLIANCE WITH SECURITIES LAWS ....................................12
         (f)      BLUE SKY QUALIFICATIONS.......................................................13
         (g)      RULE 158......................................................................13
         (h)      USE OF PROCEEDS...............................................................13


                                       i

         (i)      LISTING.......................................................................13
         (j)      RESTRICTION ON SALE OF SECURITIES.............................................13
         (k)      REPORTING REQUIREMENTS........................................................14
         (l)      COMPLIANCE WITH RULE 463......................................................14

SECTION 4.  Payment of Expenses.................................................................14

         (a)      EXPENSES......................................................................14
         (b)      TERMINATION OF AGREEMENT......................................................15

SECTION 5.  Conditions of Underwriters' Obligations.............................................15

         (a)      EFFECTIVENESS OF REGISTRATION STATEMENT.......................................15
         (b)      OPINION OF COUNSEL FOR THE COMPANY............................................15
         (c)      OPINION OF COUNSEL FOR TITAN .................................................15
         (d)      OPINION OF PATENT COUNSEL FOR THE COMPANY.....................................16
         (e)      OPINION OF COUNSEL FOR UNDERWRITERS...........................................16
         (f)      OFFICERS' CERTIFICATES........................................................16
         (g)      ACCOUNTANT'S COMFORT LETTER...................................................16
         (h)      BRING-DOWN COMFORT LETTER.....................................................16
         (i)      APPROVAL OF LISTING ..........................................................17
         (J)      NO OBJECTION..................................................................17
         (K)      LOCK-UP AGREEMENTS............................................................17
         (l)      CONDITIONS TO PURCHASE OF OPTION SECURITIES...................................17
                  (i)      Officers' Certificate................................................17
                  (ii)     Opinion of Counsel for Company.......................................17
                  (iii)    Opinion of Counsel for Titan.........................................17
                  (iv)     Opinion of Patent Counsel for Company................................17
                  (v)      Opinion of Counsel for Underwriters..................................17
                  (vi)     Bring-down Comfort Letter............................................18
         (m)      ADDITIONAL DOCUMENTS..........................................................18
         (n)      TERMINATION OF AGREEMENT......................................................18

SECTION 6.  Indemnification.....................................................................18

         (a)      INDEMNIFICATION OF UNDERWRITERS...............................................18
         (b)      INDEMNIFICATION OF COMPANY, TITAN, DIRECTORS AND OFFICERS.....................20
         (c)      ACTIONS AGAINST PARTIES; NOTIFICATION.........................................20
         (d)      SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE............................20

SECTION 7.  Contribution........................................................................21


SECTION 8.  Representations, Warranties and Agreements to Survive Delivery......................22


SECTION 9.  Termination of Agreement............................................................22


                                       ii

         (a)      TERMINATION; GENERAL..........................................................22
         (b)      LIABILITIES...................................................................23

SECTION 10.  Default by One or More of the Underwriters.........................................23


SECTION 11.  Notices............................................................................24


SECTION 12.  Parties............................................................................24


SECTION 13.  GOVERNING LAW AND TIME.............................................................24


SECTION 14.  Effect of Headings.................................................................24

         SCHEDULES
                  Schedule A - List of Underwriters...........................................Sch A-1
                  Schedule B - Pricing Information............................................Sch B-1
                  Schedule C - List of Persons Subject to Lock-up.............................Sch C-1

         EXHIBITS
                  Exhibit A -    Form of Opinion of Company's Counsel.............................A-1
                  Exhibit B -    Form of Opinion of Titan's Counsel...............................B-1
                  Exhibit C - Form of Opinion of Fulwider Patton Lee &
                                      Utecht, LLP, Company's Patent Counsel.......................C-1
                  Exhibit D -    Form of Lock-up from Directors, Officers or other
                                      Stockholders pursuant to Section 5(k).......................D-1


                              SUREBEAM CORPORATION
                            (a Delaware corporation)
                    6,700,000 Shares of Class A Common Stock
                           (Par Value $.001 Per Share)

                               PURCHASE AGREEMENT
                                                               February -, 2001
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Credit Suisse First Boston Corporation
First Union Securities, Inc.
A.G. Edwards & Sons, Inc.
    as Representatives of the several Underwriters

c/o  Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         SureBeam Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston Corporation, First Union Securities, Inc. and A.G. Edwards & Sons, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.001 per share, of the Company ("Class A Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 1,005,000 additional shares of Class A Common Stock to cover over-allotments, if any. The aforesaid 6,700,000 shares of Class A Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,005,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the Underwriters agree that up to 335,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and their families and friends and certain individuals and entities having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such persons and entities by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-43672) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated [ ], 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1.  Representations and Warranties.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND TITAN The Company and The Titan Corporation, a Delaware corporation ("Titan"), jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

                     (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and Titan, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and, as amended or supplemented, at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to

         Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, in each case, except insofar as any corrections to any preliminary prospectus are made in the Prospectus (or any amendment or supplement thereto) and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                     (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                     (iii) FINANCIAL STATEMENTS. The historical financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the 1933 Act and have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                     (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                     (v) GOOD STANDING OF THE COMPANY AND TITAN. Each of the Company and Titan has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and Titan is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                     (vi) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The following subsidiaries (including indirectly owned subsidiaries) of the Company currently have no operations and have incurred no liabilities: Titan Food Pasteurization Corp., Titan SureBeam Brazil, Inc., SureBeam Holding Company Limitada and SureBeam Brazil Limitada (the "Inactive Subsidiaries"). The only subsidiaries of the Company are the Inactive Subsidiaries and the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

                     (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus listed in the line item descriptions under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                     (viii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and by Titan.

                     (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Class A Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                     (x) ABSENCE OF DEFAULTS AND CONFLICTS. The Company, Titan and each of their subsidiaries are not in violation of their charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Titan or any of their subsidiaries are a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Titan or their subsidiaries are subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and the performance by each of the Company and Titan of their respective obligations under the Intercompany Agreements (as defined below) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments and the Intercompany Agreements (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Titan or any of their subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, Titan or any of their subsidiaries or any of their assets, properties or operations (except for such violations of applicable law that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                     (xi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company, Titan or any of their subsidiaries exist or, to the knowledge of the Company and Titan, is imminent, and neither the Company nor Titan is aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                     (xii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, or to the Company's or Titan's knowledge, any inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the Company's or Titan's knowledge threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and Titan of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party, or of which any of their respective property or assets is the subject, or to which Titan or any of its subsidiaries is a party and relates to the business of the Company, which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                     (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                     (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, rights or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, except as disclosed in the Prospectus, the Company, Titan or any of their subsidiaries have not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. To the knowledge of the Company and Titan, upon due inquiry, the business of the Company as now conducted and as proposed to be conducted as described in the Prospectus does not and will not infringe or conflict with any Intellectual Property Rights or franchise right of any person.

                     (xv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and Titan of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Contribution Agreement dated August 4, 2000, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws or by the National Association of Securities
         Dealers, Inc. and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                     (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                     (xvii) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, encumbrances or other defects of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                     (xviii) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                     (xix) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except for any violation of Environmental Laws (as defined below), failure to have required permits, authorizations and approvals, or any Environmental Legal Actions (as defined below), which would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any Federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the Company's or Titan's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and there are, to the Company's or Titan's knowledge, no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws (collectively, "Environmental Legal Actions").

                     (xx) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except such rights disclosed in the Prospectus.

                     (xxi) INTERCOMPANY AGREEMENTS. Each of the Contribution Agreement, Corporate Services Agreement and Tax Allocation Agreement, each dated as of August 4, 2000, between the Company and Titan, (collectively the "Intercompany Agreements") has been duly authorized, executed and delivered by the Company and Titan, is in full force and effect, and constitutes a valid and legally binding obligation of each of the Company and Titan, enforceable against each of the Company and Titan in accordance with its terms.

                     (xxii) INTERCOMPANY CONTRIBUTION. Except for the assets used by the Company pursuant to the Corporate Services Agreement, Titan has effectively transferred to the Company substantially all of the assets and liabilities previously used by it to conduct its electronic food pasteurization business as such business is described in the Prospectus and all of its intellectual property relating to its electron beam accelerator technology, whether or not patented, and as a result of the transfers and the Intercompany Agreements, the Company will be able to conduct such business in substantially the same manner and to the same extent as they were conducted prior to such transfers.

         (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company, Titan or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and Titan to each Underwriter as to the matters covered thereby.

         SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,005,000 shares of Class A Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, 59th Floor, New York, NY 10048, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. COVENANTS OF THE COMPANY AND TITAN. The Company and Titan jointly and severally covenant with each Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities.

         (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (j) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectus, the Company and Titan will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Class A Common Stock or Class B Common Stock, par value $.001 per share, of the Company ("Class B Common Stock" and together with Class A Common Stock, "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or employee stock purchase plans of the Company referred to in the Prospectus.

         (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (l) COMPLIANCE WITH NASD RULES. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         (m) COMPLIANCE WITH RULE 463. The Company will file with the Commission such reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         SECTION 4.  PAYMENT OF EXPENSES.

         (a) EXPENSES. Each of the Company and Titan, jointly and severally will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the

Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to certain eligible employees and their families and friends and certain individuals and entities having business relationships with the Company.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and Titan contained in Section 1 hereof or in certificates of any officer of the Company, Titan or any subsidiary of the Company delivered pursuant to the provisions of this Section 5, to the performance by the Company and Titan of their covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) OPINION OF COUNSEL FOR THE COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cooley Godward LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (c) OPINION OF COUNSEL FOR TITAN. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Nicholas
J. Costanza, Esq., general counsel for Titan, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and certificates of public officials.

         (d) OPINION OF PATENT COUNSEL FOR THE COMPANY. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Fulwider Patton Lee & Utecht, LLP, patent counsel for the Company, in the form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and certificates of public officials.

         (e) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (v), (viii), (x) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (f) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received certificates of the President or a Vice President of the Company and Titan and of the chief financial or chief accounting officer of the Company and Titan, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and Titan have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (j) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

         (l) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                     (i) OFFICERS' CERTIFICATE. Certificates, dated such Date of Delivery, of the President or a Vice President of the Company and Titan and of the chief financial or chief accounting officer of the Company and Titan confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                    (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Cooley Godward LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                   (iii) OPINION OF COUNSEL FOR TITAN. The favorable opinion of Nicholas J. Costanza, Esq., general counsel for Titan, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                    (iv) OPINION OF PATENT COUNSEL FOR COMPANY. The favorable opinion of Fulwider Patton Lee & Utecht, LLP, patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchase on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                     (v) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the

         Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                    (vi) BRING-DOWN COMFORT LETTER. A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
         Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Company and Titan agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to certain eligible employees and persons having business relationships with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

                   (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A); provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                    (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and, PROVIDED FURTHER, that this indemnity agreement shall not apply with respect to any preliminary prospectus to the extent that any loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof, in accordance with Section 3(d) of this Agreement at least 48 hours prior to the Closing Time, to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) sending or giving such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have cured the defect giving rise to such loss, liability, claim, damage or expense.

         (b) INDEMNIFICATION OF COMPANY, TITAN, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, Titan, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or Titan within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a)(i) through (a)(iii) of this Section, as incurred, but only with respect to untrue statements of any material facts or omissions to state a material fact required to be stated or necessary to make the statements not misleading, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) and 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) INDEMNIFICATION FOR RESERVED SECURITIES. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of certain eligible employees and their families and friends and certain individuals and entities having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by, in the case of the Company or Titan, the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Titan on the one hand and of the Underwriters on the other hand in connection with the statements or omissions or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by, in the case of the Company or Titan, the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and Titan on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Titan or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

         The Company, Titan and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or Titan, each officer of the Company or Titan who signed the Registration Statement, and each person, if any, who controls the Company or Titan within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Titan or any of the Company's subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or Titan, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.  TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq
National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Christopher Huisinga; and notices to the Company shall be directed to it at 3033 Science Park Road, San Diego, California 92121-1199, attention of Nicholas J. Costanza, Esq.

         SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and Titan and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and Titan and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and Titan and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and Titan in accordance with its terms.

                                       Very truly yours,

                                       SUREBEAM CORPORATION

                                       By:_____________________________________
                                          Name:
                                          Title:



                                       THE TITAN CORPORATION

                                       By:_____________________________________
                                          Name:
                                          Title:



CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION SECURITIES, INC.
A.G. EDWARDS & SONS, INC.


BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By: ___________________________
    Authorized Signatory


         For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                             Number of
                               Name of Underwriter                       Initial Securities
                               -------------------                       ------------------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated....................................
Credit Suisse First Boston Corporation...............................
First Union Securities, Inc..........................................
A.G. Edwards & Sons, Inc.............................................





                                                                         ------------------

                                                                         ------------------
Total................................................................         6,700,000
                                                                         ==================




                                    Sch A-1

                                   SCHEDULE B
                              SUREBEAM CORPORATION
                    6,700,000 Shares of Class A Common Stock
                           (Par Value .001 Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[ ].

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.



                                    Sch B-1

                                   SCHEDULE C
                          List of persons and entities
                               subject to lock-up


Titan Corporation

Gene W. Ray

Larry A. Oberkfell

Susan Golding

Thomas Allen

Kevin K. Claudio

Nicholas J. Costanza

Eric M. DeMarco

Gary Loda

Bruce Miller

Dennis Olson

Donald Segal


                                    Sch C-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus listed in the line item descriptions under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, to the best of our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable.

         (vi) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company under the Company's Certificate of Incorporation or bylaws or, to our best knowledge, under any agreement to which the Company is a party or by which it is bound.

         (vii) Each U.S. subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus to the extent described therein and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on the Company and the Subsidiaries taken as a whole; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (ix) The Intercompany Agreements have been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding agreement of the Company, except as rights to indemnity under Sections 1.2 and 8.13 of the Contribution Agreement and Section 12.15 of the Tax Allocation Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws effecting creditors' rights, and subject to general equity principles and to limitations on availability or equitable relief, including specific performance.

         (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, (i) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (xi) The Registration Statement, including any Rule 426(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (xii) The form of certificate used to evidence the Class A Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

         (xiii) The best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder that is not already disclosed in the Registration Statement or the Prospectus.

         (xiv) The information in the Prospectus under "Business - Government Regulation," "Description of Capital Stock" and "Shares Eligible for Future Sale" and in the Registration Statement under Item 14, to the extent that it constitutes summaries of legal matters, the Company's charter and bylaws or legal proceedings, has been reviewed by us and is correct in all material respects and fairly summarizes the legal matters, the Company's charter and bylaws or legal proceedings described therein.

         (xv) All descriptions in the Registration Statement under "Business - Our Services - Strategic Relationships,"
                  "Business - Our Services - Customers," "Certain Relationships and Related Party Transactions -- Contribution Agreement,"
                  "-- Corporate Services Agreement," "-- Tax Allocation Agreement," "-- License Agreement" and "-- Subordinated Promissory Note," of contracts and other documents to which the Company or the Subsidiaries are a party fairly summarize the contracts or other documents described therein in all material respects. To the best of our knowledge, (a) neither the Company or any Subsidiary of the Company is in violation of its charter or by-laws and (b) no default by the Company or any Subsidiary of the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or foreign countries or as may be required by the NASD, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Company of the Purchase Agreement, or for the offering, issuance or sale of the Securities.

         (xvii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the issuance and sale of the Securities as contemplated by the Purchase Agreement, the compliance by the Company with its obligations under the Purchase Agreement, the use of the proceeds from the sale of the Securities as described in the Prospectus and the performance by the Company of its obligations under the Contribution Agreement and the Corporate Services Agreement do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument which the Company, or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or to which any of the properties of the Company or any Subsidiary is subject, and which is filed as an exhibit to the Registration Statement (except for such breaches or defaults that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the

                  Company, or any of the Subsidiaries or any of their respective properties, assets or operations the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations or the consummation of the transactions contemplated by the Purchase Agreement.

         (xviii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities issued by the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than as disclosed in the Prospectus.

         (xix) The Company is not an "investment company" as such term is defined in the 1940 Act.

         During the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with representatives of the Underwriters and with officers and other representatives of the Company, and with the certified independent public accountants of the Company. At such conferences, we have made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus. We have not independently verified and are not passing upon the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus, except to the extent otherwise stated herein and except insofar as such statements expressly refer to us. On the basis of the foregoing, no facts have come to our attention that have caused us to believe that (except for financial statements and schedules and other financial information included therein and derived therefrom, as to which we make no comment) the Registration Statement at the time the Registration Statement became effective or as the date hereof, or any amendment thereto, as of its effective date or as the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the date hereof (except for the financial statements and schedules and other financial information included therein and derived therefrom, as to which we express no comment) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B

                       FORM OF OPINION OF TITAN'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


                     (i) Titan has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                     (ii) Titan has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                     (iii) Titan is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                     (iv) The Purchase Agreement has been duly authorized, executed and delivered by Titan.

                     (v) The Intercompany Agreements have been duly authorized, executed and delivered by Titan, and each constitutes a valid and legally binding agreement of Titan, enforceable against Titan in accordance with its terms, except as rights to indemnity under Sections 1.2 and 8.13 of the Contribution Agreement and Section 12.15 of the Tax Allocation Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

                     (vi) Titan has transferred and conveyed all of its right, title and interest in and to the Titan Assets, as defined in the Contribution Agreement, to the Company.

                     (vii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company and Titan of their obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party, or of which any of their respective property or assets is the subject, or to which Titan or any of its subsidiaries is a party and relates to the business of the Company, which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                     (vii) To the best of my knowledge, Titan is not in violation of its charter or by-laws.

                     (viii) The execution, delivery and performance of the Purchase Agreement, the consummation of the transactions contemplated in the Purchase Agreement, the issuance and sale of the Securities as contemplated by the Purchase Agreement, and the compliance by Titan with its obligations under the Purchase Agreement do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which Titan is a party or by which Titan is bound or to which any of the properties of Titan is subject, and which is filed as an exhibit to the Registration Statement (except for such breaches or defaults that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of Titan, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Titan or any of its respective properties, assets or operations.

                                                                       Exhibit C

              FORM OF OPINION OF FULWIDER PATTON LEE & UTECHT, LLP,
                            COMPANY'S PATENT COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(d)


                     (i) We have reviewed portions of the Prospectus relating to an IPO of SureBeam. These portions of the Prospectus are designated as "Business-Patents and Proprietary Rights" and "Business-Government Regulation." To our best knowledge and information, these portions of the Prospectus are correct in all material respects to the extent that they constitute legal matters, legal proceedings and legal conclusions.

                     (ii) It is our understanding that a suit filed by IBA has been transferred to the United States District Court for the Southern District of California. Our understanding also is that, in the suit, IBA has asked the District Court to hold that the claims in United States patent 5,396,074 owned by SureBeam or its parent Company, The Titan Corporation, are invalid and are not infringed by IBA. Our further understanding is that this action is at a very early stage of proceedings and that SureBeam has not responded to the complaint as yet.

                          To our best knowledge and information, there are no other legal or government proceedings which relate to patents, patent applications or other intellectual property rights involving technology of the Company as described in the Prospectus and in which the Company or any of its affiliates is a party. We also do not know of any proceedings, as specified above in this paragraph, which are threatened or contemplated by governmental authorities or others.

                     (iii) We are unaware of any basis for a finding that the Company does not have clear title or valid license rights to the patents or patent applications referenced in the Prospectus as being owned by or licensed to the Company and covering the Company's technology. On the basis of the facts that we have, we are of the opinion that the Company's patents are valid and enforceable.

                     (iv) Other than as described in the Prospectus, based upon a review of the third party rights made known to us by the Company and upon discussions with the Company and with Titan, we are not aware of any United States patent containing any valid claim that is or would be infringed, either literally or under the doctrine of equivalents, by the current activities, or the proposed activities disclosed to us, of the Company in the use of the technology described in the Prospectus.



                                       Very truly yours,

                                                                       Exhibit D

                          FORM OF LOCK-UP FROM DIRECTORS,
               OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO SECTION 5(k)
                                          -, 2000
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Credit Suisse First Boston Corporation
First Union Securities, Inc.
A.G. Edwards & Sons, Inc.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:      PROPOSED PUBLIC OFFERING BY SUREBEAM CORPORATION

Ladies & Gentlemen:

         The undersigned, a stockholder [and an officer and/or director] of SureBeam Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston Corporation, First Union Securities, Inc. and A.G. Edwards & Sons, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's class A common stock, par value $.001 per share. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's common stock or any securities convertible into or exchangeable or exercisable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.


                                       Very truly yours,

                                       Signature: _____________________________

                                       Print Name:


                                      D-1